Exhibit (h)(4)

Amendment to Agency Services Agreement

THIS AMENDMENT (this “Amendment”) to the Agency Services Agreement dated July 21, 2024, as amended (the “Agreement”) between Palmer Square Funds Trust (the “Trust”) and JPMorgan Chase Bank, N.A. (“J.P. Morgan”) is entered into on August 5, 2025 and effective as of November 3, 2025 by the same parties.

WHEREAS, the Trust and J.P. Morgan entered into the Agreement pursuant to which J.P. Morgan was appointed to provide transfer agency services, and the parties now wish to amend Exhibit A of the Agreement.

NOW, THEREFORE in consideration of the mutual agreements contained herein, FlexShares Trust and J.P. Morgan agree as follows:

1.	Terms defined in the Agreement shall, save to the extent that the context otherwise requires, bear the same respective meanings in this Amendment.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the updated and revised Exhibit A attached hereto.

3.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

4.	Each party represents to the other parties that all representations contained in the Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

This Amendment may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Amendment supersedes all prior agreements and understandings relating to the subject matter hereof.

References to the Agreement shall be to the Agreement as amended by this Amendment.

THIS AMENDMENT WILL BE CONSTRUED, REGULATED, AND ADMINISTERED UNDER THE LAWS OF THE UNITED STATES OR STATE OF NEW YORK, AS APPLICABLE, WITHOUT REGARD TO NEW YORK’S PRINCIPLES REGARDING CONFLICT OF LAWS, EXCEPT THAT THE FOREGOING SHALL NOT REDUCE ANY STATUTORY RIGHT TO CHOOSE NEW YORK LAW OR FORUM.

[signature page follows]

Amendment to Agency Services Agreement

In Witness Whereof, the Trust and J.P. Morgan have caused their names to be signed by their respective officers thereunto duly authorized, in each case, as of the date stated above.

PALMER SQUARE FUNDS TRUST on behalf of each Fund set forth on Exhibit A individually and not jointly

By:	/s/ Scott A. Betz
Name:	Scott A. Betz
Title:	Chief Compliance Officer

JPMORGAN CHASE BANK, N.A.

By:	/s/ Adam King
Name:	Adam King
Title:	Executive Director

Amendment to Agency Services Agreement

AGENCY SERVICES AGREEMENT

EXHIBIT A

LIST OF ETF SERIES

PALMER SQUARE CREDIT OPPORTUNITIES ETF

PALMER SQUARE CLO DEBT ETF

PALMER SQUARE CLO SENIOR DEBT ETF

Palmer Square Income Plus Fund

Palmer Square Ultra-Short Duration Investment Grade Fund

Amendment to Agency Services Agreement